Exhibit 10.5

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

VICI PROPERTIES L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (as may be further amended, supplemented or restated from time to time, this “Agreement”) of VICI Properties L.P., a Delaware limited partnership (the “Partnership”), is entered into as of April 29, 2022 (the “Effective Date”) between VICI Properties GP LLC, a Delaware limited liability company, as the general partner (together with any successor named in accordance with Section 13.B and Section 13.C hereof, the “General Partner”), and VICI Properties OP LLC, a Delaware limited liability company, as the limited partner (the “Limited Partner”) (the General Partner and the Limited Partner are referred to herein individually as a “Partner” and collectively as the “Partners”).

WHEREAS, a Certificate of Limited Partnership of the Partnership was filed under the name Rubicon PCo LP with the Secretary of State of the State of Delaware on July 5, 2016, with the General Partner as the general partner;

WHEREAS, VICI Properties Inc., a Maryland corporation and the prior limited partner of the Partnership (“VICI Properties”), and the General Partner adopted the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 6, 2017 (the “Prior Partnership Agreement”);

WHEREAS, on the Effective Date, VICI Properties assigned all of its Common Units (as defined in the Prior Partnership Agreement) in the Partnership, representing 100% of the total economic interest in the Partnership, to the Limited Partner (the “Assignment”);

WHEREAS, the General Partner has a non-economic interest in the Partnership, as further described below; and

WHEREAS, the Partners wish to amend and restate the Prior Partnership Agreement to reflect the Assignment and certain other agreements between the Partners.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Organization. The Partnership is a limited partnership formed and continued pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (as it may be amended from time to time, the “Act”) and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the interest in the Partnership of each Partner shall be personal property for all purposes.

2. Name. The name of the Partnership is “VICI Properties L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners (or, in the sole discretion of the General Partner, earlier).

3. Principal Office and Registered Agent; Principal Executive Office. The Partnership shall maintain a registered office at Corporation Service Company, 251 Little Falls Drive, City of Wilmington, New Castle County, Delaware 19808 or such other place within the State of Delaware as the General Partner may from time to time designate, and the registered agent of the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, New Castle County, Delaware 19808, or such other registered agent in the State of Delaware as the General Partner may from time to time designate. The principal office of the Partnership is located at 535 Madison Avenue, 20th Floor, New York, New York 10022 or such other place as the General Partner may from time to time designate by notice to the Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

4. Business of the Partnership. The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, including purchasing, acquiring, owning, developing, leasing, operating and managing property; provided, however, that such business shall be limited to and conducted in such a manner as to permit VICI Properties, at all times to qualify as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code, as amended (the “Code”), as determined in the sole discretion of the General Partner.

5. Limited Liability. Except as otherwise provided by the Act, the Limited Partner shall not be personally liable or otherwise obligated with respect to the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Partnership.

6. Partners; Capital Contributions.

The General Partner shall cause to be maintained in the principal business office of the Partnership, or such other place as may be determined by the General Partner, the books and records of the Partnership, which shall reflect that the Limited Partner’s capital contributions represent 100% of the aggregate capital contributions to the Partnership.

7. Additional Capital Contributions. The Limited Partner may, but shall not be required to make any additional capital contributions to the Partnership. The General Partner shall not be permitted to make any voluntary capital contributions to the Partnership and shall not be entitled to acquire any interest in distributions by, or profits or losses of, the Partnership.

8. No Tax Partnership; Profits and Losses. For U.S. federal income tax purposes, (a) the Partnership shall be treated as an entity disregarded as separate from the Limited Partner and (b) all of the Partnership’s profits and losses shall be treated as profits and losses of the Limited Partner.

9. Distributions. All distributions of cash or other assets of the Partnership shall be made to the Limited Partner.

10. Admission of Additional Limited Partners. The General Partner may admit additional persons to the Partnership as limited partners at such times and on such terms as the General Partner may determine, subject to the consent of the Limited Partner.

11. Assignments. The Limited Partner may pledge or assign all or any part of its interest in the Partnership without consent of the General Partner.

12. Dissolution. The term of the Partnership shall continue in full force and effect until the Partnership is dissolved as provided herein. The Partnership shall dissolve upon such election by the General Partner, or as required by the Act.

13. Management.

A. General. Responsibility for the management of the business and affairs of the Partnership shall be vested in the General Partner, which shall have all right, power and authority to manage, operate and control the business and affairs of the Partnership and to do or cause to be done any and all acts, at the expense of the Partnership, deemed by it to be necessary or convenient to the furtherance of the purpose of the Partnership described in this Agreement, and all powers, statutory or otherwise, possessed by partners of a limited partnership under the Act. Without limiting the generality of the foregoing, the General Partner may appoint, remove and replace officers of the Partnership at any time and from time to time. Unless the General Partner shall take action or adopt a resolution stating otherwise, such officers shall have the power to sign for and bind the Partnership. The General Partner, in its sole discretion, may retain such persons or entities (including any person or entity in which the General Partner or any of its members shall have an interest or of which the General Partner is an affiliate) as it shall determine to provide services to or on behalf of the Partnership for such compensation as the General Partner deems appropriate. The General Partner’s only interest in the Partnership is its rights as the General Partner hereunder.

B. Removal of General Partner. The General Partner may be removed by the Limited Partner at any time; provided that in connection with such removal, (i) the Limited Partner must appoint a successor General Partner in connection with Section 13.C and (ii) such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 13.C.

C. Successor General Partner. A successor General Partner approved pursuant to Section 13.B shall be admitted to the Partnership as the General Partner, effective immediately prior to the removal of the predecessor General Partner, pursuant to Section 13.B; provided, however, that no person shall be a successor General Partner unless the successor agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership, and the Partnership shall continue without dissolution.

14. Indemnification.

A. To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee (as defined below) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, whether by or in the right of the Partnership or otherwise that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement; and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance expenses to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, or (y) to indemnify an Indemnitee in connection with one or more claims or Actions involving such Indemnitee if such Indemnitee is found liable to the Partnership with respect to such claim or Action. If Indemnitee is entitled to indemnification hereunder with respect to one or more but less than all claims, issues or matters in any Action, the Partnership shall provide indemnification hereunder in connection with each such claim, issue or mater, allocated on a reasonable and proportionate basis.

B. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 14 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 14 that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 14. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 14 with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 14 shall be made only out of the assets of the Partnership, and neither the General Partner nor the Limited Partner shall have any obligation to pay or otherwise satisfy such indemnification obligation or to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 14.

C. To the fullest extent permitted by law, subject to the last proviso of the first paragraph of Section 14.A, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 14.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

D. The indemnification provided by this Section 14 shall be in addition to any other rights to which an Indemnitee or any other person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

E. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such person against such liability under the provisions of this Agreement.

F. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 14, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

G. In no event may an Indemnitee subject the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

H. An Indemnitee shall not be denied indemnification in whole or in part under this Section 14 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

I. The provisions of this Section 14 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons. Any amendment, modification or repeal of this Section 14 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

J. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

As used herein, “Indemnitee” means (i) any person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or as the Limited Partner or (b) a member, manager, managing member, director or stockholder of the General Partner, VICI REIT or the Limited Partner, or an officer, employee or agent of the Partnership, the General Partner, VICI REIT or the Limited Partner and (ii) such other persons (including affiliates or employees of the General Partner, VICI REIT, the Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

15. Liability of Partners. To the extent that any Partner has, at law or in equity, duties (including fiduciary duties) to the Partnership, any Partner or any other person subject to the terms of this Agreement, so long as such Partner acts in a manner consistent with the implied contractual covenant of good faith and fair dealing and with the express provisions of this Agreement, such Partner shall not be in breach of any duties (including fiduciary duties) otherwise applicable at law or in equity in respect of the Partnership, any Partner and/or any other person bound by this Agreement, and such Partner shall not be liable to the Partnership, any Partner or any such other person for its good faith reliance on the provisions of this Agreement.

16. Amendments. Neither this Agreement nor any term or provision hereof may be amended, waived, modified or supplemented orally, but only by a written instrument signed by all of the Partners.

17. Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

18. Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

20. REIT as Beneficiary; No Other Third Party Beneficiary. The parties hereto expressly acknowledge and agree that VICI REIT is a beneficiary to this Agreement and is entitled to the rights, remedies and benefits hereunder and may enforce the provisions hereof as if it were a Partner of the Partnership. Except as provided by the prior sentence, the provisions of this Agreement are solely for the purpose of defining the interests of Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement; provided that this Section 20 shall not limit the rights of any of the rights or obligations under Section 14 of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to pursue any right or remedy hereunder or at law or in equity.

21. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

GENERAL PARTNER

VICI Properties GP LLC,
a Delaware limited liability company

By:	/s/ David A. Kieske
Name: David A. Kieske
Title: Treasurer

LIMITED PARTNER

VICI Properties OP LLC,
a Delaware Limited Liability Company

By:	/s/ David A. Kieske
Name: David A. Kieske
Title: Treasurer

[Signature Page to VICI Properties L.P. Second Amended and Restated Limited Partnership Agreement]